Exhibit 99.1

FOR IMMEDIATE RELEASE

iSpecimen achieves 85% Reduction in Human Biospecimen Shipping Time

Woburn, MA — April 9, 2026 — iSpecimen, an online marketplace for human biospecimens, has implemented a streamlined shipping model that enables direct shipment of biospecimens from supplier sites to customers, both domestically and internationally.

By reducing reliance on centralized hub processing, the new model simplifies logistics and eliminates multi-step routing. Previously, shipments often required routing through a central hub, which could add 7–14 days to transit times. Under the updated approach, domestic shipments can now be delivered in as little as 1–2 days, reducing transit times by approximately 70–85% while also lowering overall shipping costs through fewer shipment handoffs. The updated model is supported by enhanced training and operational alignment across iSpecimen’s growing global supplier network.

For international shipments, iSpecimen has strengthened partnerships with key sourcing organizations across Europe and Eastern Europe, expanding access to rare and hard-to-source biospecimens. Combined with the direct-to-customer shipping model, this expanded network supports broader research requests with improved consistency and turnaround times. The company continues to maintain reliable international shipping operations, ensuring continuity of supply for time-sensitive specimens.

Since its implementation earlier this year, customer feedback has been consistently positive, highlighting improvements in delivery speed, reliability, and overall experience.

“In addition to our AI agent, streamlining shipments is an example of the team’s operational flexibility and expertise. We are pleased with improved timelines all around” commented Katie Field, CEO of iSpecimen. She continued, “Since this process improvement customers have been pleased too, for example one was ‘impressed with the quality and care taken…in the careful sourcing and handling of the research materials.’ We are proud that our customers use rare materials that we source to advance scientific research.”

About iSpecimen

iSpecimen is a technology-driven marketplace that connects life science researchers with a global network of biospecimen suppliers. The Company’s platform simplifies and accelerates access to human biological samples, enabling researchers to find the specimens they need to advance medical science and improve patient outcomes.

Forward Looking Statements

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For more information, visit www.ispecimen.com

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